                                                                     EXHIBIT 1.1

                                                             Draft Dated 2/11/97
                    Diamond Technology Partners Incorporated

                              3,255,000 Shares of
                              Class A Common Stock
                          ($.001 Par Value Per Share)


                         Standby Underwriting Agreement
                         ------------------------------



                                                            February __, 1997



Tucker Anthony Incorporated
One Beacon Street
Boston, Massachusetts 02108

Robert W. Baird & Co. Incorporated
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5391

Ladies and Gentlemen:

          Diamond Technology Partners Incorporated, a Delaware corporation (the "Company"), Technology Leaders L.P., a Delaware limited partnership, ("TL"), Technology Leaders Offshore C.V., a Netherlands Antilles corporation ("Technology C.V." and, together with TL, "Technology Leaders"), CIP Capital L.P., a Delaware limited partnership ("CIP"), CompuCom Systems, Inc., a Delaware corporation ("CompuCom"), Cambridge Technology Partners (Massachusetts) Inc., a Delaware corporation ("Cambridge"), and Safeguard Scientifics, Inc., a Pennsylvania corporation ("Safeguard" and together with TL, CIP, CompuCom and Cambridge, the "Selling Stockholders"), hereby confirm their respective agreements with you with respect to:

          (i) the proposed distribution by the Company to the Safeguard Shareholders of up to an aggregate of 3,100,000 rights (the "Company Rights") (which represent an aggregate of 1,550,000 shares of the Company's Class A common stock, par value $.001 per share (the "Class A Common Stock") to be sold by the Company upon the exercise of 1,550,000 such Company Rights and an aggregate of 1,550,000 shares of Class A Common Stock to be sold by the Selling Stockholders upon the exercise of 1,550,000 such Company Rights with 844,409, 503,994, 91,635, 54,981, and 54,981 shares of Class A Common Stock being sold by Safeguard, Technology Leaders, CIP, CompuCom and Cambridge, respectively), with
(A) each Company Right entitling the holder thereof to purchase at any time prior to the Expiration Date at a subscription price of $_____ per share, one share of Class A Common Stock of the Company, and (B) Company Rights being distributed on the basis of one Company Right for each ten (10) shares of Safeguard Stock held (with the holder of shares of Safeguard Stock not evenly divisible by ten entitled to receive the next higher whole number of Company Rights);

          (ii) the proposed sale of all Unsubscribed Shares by the Company and the Selling Stockholders, acting severally and not jointly, with:

               (A) Other Purchasers Standby Shares being deemed to be Company Unsubscribed Shares to be sold pursuant to the Other Purchasers Standby Purchase Agreements; and

               (B) all Excess Unsubscribed Shares to be sold to and purchased by the Underwriters, severally and not jointly, in accordance with the terms and conditions of this Agreement; and

          (iii) the grant by the Company to the Other Purchasers of the Undistributed Rights; and

          (iv) the grant by the Company to the Underwriters of the option described in Section 3(b) hereof to purchase additional shares of Class A Common Stock for the purpose of covering over-allotments, if any.

          The parties acknowledge that concurrently with the Offering of the Company Rights, the Company is offering to the Direct Purchasers the Direct Rights with each Direct Right entitling the holder thereof to purchase at a subscription price of $_____ per share at any time prior to the Expiration Date one share of Class A Common Stock. The parties also acknowledge that, except as set forth in Section 7, the shares issuable upon exercise of the Direct Rights shall not be deemed to be Shares for purposes of this Agreement and are not otherwise a part of this Agreement.

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     1.   Certain Definitions.  The following terms shall, when used in this
          -------------------
agreement, have the following meanings:

     "Act" means the Securities Act of 1933, as amended.

     "Adverse Claim" means the term as used in Section 8-302 of the Delaware Uniform Commercial Code.

     "Application" means the application described in Section 9(a)(i)(B) hereof.

     "Associated Person Lock-Ups" means the agreements, acceptable in form and substance to the Underwriters, pursuant to which each of the Company's officers, partners (as this term is internally designated for use by the Company), directors and principal stockholders listed in Schedule A attached hereto has agreed not to, without the prior written consent of the Underwriters, transfer, sell, offer for sale, contract to sell or otherwise dispose of any shares of Common Stock or any securities exercisable or exchangeable for or convertible into Common Stock owned by such person or with respect to which such person has the power of disposition during a period commencing on the date the Registration Statement is declared effective by the Commission and ending 180 days following the Expiration Date, except as otherwise permitted in the Associated Person Lock-Ups.

     "Bona Fide Purchaser" means the term as defined in Section 8-302 of the Delaware Uniform Commercial Code.

     "Class A Common Stock" means the Company's Class A common stock, par value $.001 per share.

     "Class B Common Stock" means the Company's Class B common stock, par value $.001 per share.

     "Closing" means 10:00 a.m., New York City Time on the sixth business day after the Expiration Date (or the first business day thereafter), or at such other time on the same or such other date, not later than ___________________, 1997, as shall be agreed to by the Selling Stockholders, the Company and the Underwriters.

     "Closing Date" means the time and date of payment for and delivery of the Excess Unsubscribed Shares.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Common Stock" means the Class A Common Stock together with the Class B Common Stock.

     "Company Unsubscribed Shares" means the shares of Class A Common Stock which had been offered by the Company pursuant to the Company Rights but which were not acquired through the exercise of Company Rights on or prior to the Expiration Date (after taking into account the agreement of the Company and the Selling Stockholders that the 291,000 shares of Class A Common Stock that are expected to be sold to Warren V. Musser upon exercise of the Musser Rights shall be deemed to be sold by the Company).

     "Controlling Person" means a person who controls the Underwriters, the Company or the Selling Stockholders within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act.

     "Direct Purchasers" means the certain persons selected by the Company to whom the Direct Rights are being granted.

     "Direct Rights" means the offering to the Direct Purchasers of up to 155,000 rights, which represent the right to purchase 155,000 shares of the Class A Common Stock upon the exercise of such Direct Rights.

     "Disagreement" means the term as used in Item 304 of Regulation S-K of the Rules and Regulations.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" means the escrow agent named in the Rights Agent Agreement.

     "Excess Unsubscribed Shares" means all of the Unsubscribed Shares other than the Other Purchasers Standby Shares.

     "Exercise Price" means the subscription price of $_____ per share.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Expiration Date" means 5:00 p.m., New York City time, on ________ __, 1997 or such later date as may be agreed upon by the Underwriters and the Company.

     "Intellectual Property" means all patents, trademarks, service marks, trade names, copyrights, inventions, trade secrets, proprietary techniques, including, without limitation, all software service codes, processes and substances, technology and know-how necessary to conduct (or used to conduct) the business now operated or proposed to be operated by the Company and each of its subsidiaries as described in the Prospectus.

     "Investment Company Act" means the Investment Company Act of 1940, as amended.

     "Material Adverse Effect" means a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs, financial position, value, operations, properties, results of operation or business of the Company and its subsidiaries, taken as a whole.

     "Musser Group" means Warren V. Musser and/or his assignees.

     "Musser Lock-Up" means the agreement of the Musser Group not to, without the prior written consent of the Underwriters, transfer, sell, offer for sale, contract to sell or otherwise dispose of Class A Common Stock acquired by the Musser Group upon exercise of the Musser Rights or any securities exercisable or exchangeable for or convertible into Common Stock (including the Musser Rights) owned on the date hereof or acquired through the rights offering or with respect to which the Musser Group has the power of disposition during a period commencing on the date the Registration Statement is declared effective and ending 180 days after the Expiration Date; provided, however, that the Musser Group may transfer, sell, offer for sale, contract to sell or otherwise dispose of up to 134,000 shares of Class A Common Stock without the prior written consent of the Underwriters so long as the Musser Group notifies the Underwriters of any such transaction at least one business day before such transfer, sale, offer or disposition.

     "Musser Rights" means all Rights granted to the Musser Group as a stockholder of Safeguard.

     "NASD" means the National Association of Securities Dealers, Inc.

     "Offering" means the public offering of the Excess Unsubscribed Shares as set forth in the Prospectus; provided that Offering shall also include the Other Purchasers Standby Shares purchased by the Underwriters, if any, pursuant to
Section 8 hereof.

     "Option Closing Date" means the time of delivery of any of the Option Shares."

     "Option Shares" means any and all shares of Class A Common Stock to be purchased by the Underwriters pursuant to the option described in Section 3(b) of this Agreement.

     "Other Purchasers" means certain persons selected by the Company.

     "Other Purchasers Standby Purchase Agreement" means the agreements between the Company and the Other Purchasers to be entered into after the date hereof and obligating the Other Purchasers to purchase from the Company on the Closing Date at a price of $_____ per share the Other Purchasers Standby Shares.

     "Other Purchasers Standby Shares" means the first 300,000 Unsubscribed Shares.

     "Peat Marwick" means KPMG Peat Marwick LLP.

     "Preliminary Prospectus" means each prospectus subject to completion filed with the Registration Statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration Statement or any amendment thereto at the time of the Registration Statement was or is declared effective).

     "Prospectus" means the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act, or, if no prospectus is required to be filed pursuant to said Rule 424(b), the prospectus included in the Registration Statement. For purposes of Sections 2 and 8(d)(v) hereof, all references to the "Prospectus" are deemed to include, in the alternative, the most recent Preliminary Prospectus if the Prospectus is not in existence.

     "Provided Information" means the statements made in the second paragraph preceding the stabilization legend on the inside of the front cover page, the stabilization legend on the inside of the front cover page and the third paragraph under the heading "UNDERWRITING" in the Prospectus (and the same paragraphs and stabilization legend in any Preliminary Prospectus).

     "Registration Statement" means the registration statement, as described in
Section 2(a)(i) hereof.

     "Reportable Event" means the term as used in Item 304 of Regulation S-K of the Rules and Regulations.

     "Rights" means the Direct Rights, the Company Rights and the Undistributed Rights.

     "Rights Agent" means ChaseMellon Shareholder Services, L.L.C.

     "Rights Agent Agreement" means the agreement in the form previously approved by the Underwriters, dated the date hereof, by and among the Company, the Escrow Agent and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

     "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Exchange Act.

     "Safeguard Shareholders" means the holders of record of Safeguard Stock as of ____________ __, 1997.

     "Safeguard Stock" means the common stock, $.10 par value per share, of Safeguard.

     "Selling Stockholders Unsubscribed Shares" means the shares of Class A Common Stock which had been offered by the Selling Stockholders pursuant to the Company Rights but which were not acquired through exercise of the Company Rights on or prior to the Expiration Date (after taking into account the agreement of the Company and the Selling Stockholders that the 291,000 shares of Class A Common Stock that are expected to be sold to Warren V. Musser upon exercise of the Musser Rights shall be deemed to be sold by the Company).

     "Shares" means the Option Shares, the Excess Unsubscribed Shares to be purchased by the Underwriters and the Other Purchasers Standby Shares purchased by the Underwriters pursuant to Section 8 hereof, if any.

     "Significant Subsidiary" means the term as defined in Rule 405 of the Rules and Regulations.

     "Transfer Agent and Registrar" means the transfer agent and registrar described in Section 6(a)(ix) hereof.

     "Underwriters" means Tucker Anthony Incorporated and Robert W. Baird & Co. Incorporated.

     "Underwriters' Counsel" means Drinker Biddle & Reath.

     "Undistributed Rights" means the undistributed Company Rights in the event that Company Rights to purchase fewer than 3,100,000 shares of Class A Common Stock are granted to holders of the Safeguard Stock.

     "Unsubscribed Shares" means the Selling Stockholders Unsubscribed Shares together with the Company Unsubscribed Shares.

     2.   Representations and Warranties of the Company and the Selling
          -------------------------------------------------------------
Stockholders.
------------

          (a) The Company, represents and warrants to, and agrees with, the Underwriters as follows:

               (i) The Company has filed with the Commission a registration statement on Form S-1 (No. 333-17785), including a prospectus subject to completion, for the registration of the Rights, the shares of Class A Common Stock subject to the Rights, and the Option Shares under the Act, and have filed with the Commission one or more amendments thereto. After the execution of this Agreement, the Company will file with the Commission either (A) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act as of the time of effectiveness of this Agreement, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act and as have been provided to and approved by the Underwriters prior to the execution of this Agreement, or
     (B) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act as of the time of effectiveness of this Agreement, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Underwriters prior to the execution of this Agreement;

               (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any part thereof and, to the best knowledge of the Company, no proceedings for a stop order have been instituted or are pending or threatened. When any Preliminary Prospectus was filed with the Commission, it contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the Rules and Regulations except to the extent that such Preliminary Prospectus did not contain any such required statements, or did not so comply, in a manner corrected in the Prospectus. When the Registration Statement or any amendment thereto was (or is) declared effective, it (A) contained (or will contain) all statements required to be stated therein in accordance with, and complied in all material respects (or will comply in all material respects) with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Closing Date and any Option Closing Date, the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (ii) do not apply to the Provided Information;

               (iii) The Company and each of its subsidiaries (as defined in Rule 405 of the Rules and Regulations) are corporations duly organized, validly existing and in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to transact business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or leasing of any properties or the character or conduct of their respective operations requires such qualification, except where failures to be so qualified, individually or in the aggregate, would not result in a Material Adverse Effect. The Company does not own any stock of or other equity in, or otherwise control directly or indirectly, any corporation, firm, partnership, trust, joint venture or other business entity, except as disclosed in the Prospectus. None of the subsidiaries of the Company is a Significant Subsidiary, other than Diamond Partners Incorporated, an Illinois corporation.

               (iv) The Company and each of its subsidiaries have all requisite power and authority (corporate and other), and have obtained and currently maintain in full force and effect and are operating in compliance with any and all authorizations, approvals, orders, licenses, certificates, franchises and permits of and from all governmental or regulatory officials and bodies (including those having jurisdiction over environmental or similar matters) necessary or required to own or lease their respective properties and conduct their respective business as described in the Registration Statement, the Prospectus and any amendment or supplement thereto, except where the failure to so maintain or operate would not result in a Material Adverse Effect. The Company and each of its subsidiaries are and have been doing business in compliance with all such authorizations, approvals, orders, licenses, certificates, franchises and permits and all federal, state, local and foreign laws, rules and regulations (including without limitation those relating to employment matters and the payment of taxes) except as disclosed in the Prospectus and except where failures to be in compliance, individually or in the aggregate, would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice or notices of proceedings relating to the revocation or modification of any such authorization, approval, order, license, certificate, franchise or permit that if the subject of unfavorable decisions, rulings or findings, would, individually or in the aggregate, result in a Material Adverse Effect;

               (v) The Company has duly executed and delivered the Rights Agent Agreement. The shares of Class A Common Stock to be sold by the Company and the Selling Stockholders hereunder and upon the exercise of the Rights are subject to the rights and interests of the Underwriters and the Rights Agent hereunder and under the Rights Agent Agreement. Except to the extent otherwise provided therein, the arrangements for custody or reservation and delivery of the certificates for such shares, made by the Company hereunder and under the Rights Agent Agreement, are irrevocable, and are not subject to termination by any acts of the Company, the Selling Stockholders, or by operation of law;

               (vi) The Company has all requisite power and authority (corporate and other) to enter into this Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement, and to consummate the transactions provided for herein and therein; and this Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement have each been duly authorized by the Company and each of this Agreement and the Rights Agent Agreement have been and the Other Purchasers Standby Purchase Agreements will be prior to the Closing Date duly executed and delivered by the Company. Each of this Agreement and the Rights Agent Agreement constitutes and the Other Purchasers Standby Purchase Agreements will constitute prior to the Closing Date, assuming due authorization, execution and delivery by the other parties to such agreements, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms, subject to the effect of general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity, and except as rights to indemnity and contribution hereunder may be limited by applicable law, statutory duties or public policy. The Company's execution and delivery of this Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement, its performance of its obligations hereunder and thereunder, the consummation of the transactions contemplated hereby and thereby by it, and its conduct of its business as described in the Registration Statement, the Prospectus and any amendment or supplement thereto, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any material liens, charges, claims, encumbrances, pledges, security interests, defects or other like restrictions or material equities of any kind whatsoever upon, any right, property or assets (tangible or intangible) of the Company or any of its subsidiaries pursuant to the terms of (A) the charter or bylaws, each as amended to date, of the Company or any of its subsidiaries, (B) any lease, license, permit, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement (including any related to indebtedness) or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is or may be bound or to which any of their respective properties or assets (tangible or intangible) is or may be subject, except to the extent that any such conflict, breach, violation or default, individually or in the aggregate, does not and would not result in a Material Adverse Effect and does not and would not interfere with the Offering or (C) any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective activities or properties adopted or issued by an arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective activities or properties (other than such as may be required under state securities or "Blue Sky" laws and such as may be required by the by-laws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters);

               (vii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required in connection with the offer, issuance and sale of the shares of Class A Common Stock to be sold by the Company hereunder or upon exercise of the Rights, the Company's performance of its obligations hereunder, or the consummation by the Company of the other transactions contemplated hereby, except (A) such as may be required under the state securities or "Blue Sky" laws of any jurisdiction or as may be required by the by-laws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters, (B) any filing of the Prospectus pursuant to Rule 424(b) or 430A of the Rules and Regulations and, if the Registration Statement has not been declared effective, an order of the Commission declaring the Registration Statement effective under the Act, and (C) such other approvals as have been obtained and remain in full force and effect;

               (viii) The authorized, issued and outstanding capital stock of the Company is set forth and conforms to the description thereof, contained in the Registration Statement, the Prospectus, and any amendment or supplement thereto. All of the issued shares of capital stock of the Company, including the shares to be sold by the Selling Stockholders, have been duly authorized and validly issued, and are fully paid and nonassessable; the holders thereof have no rights of rescission against the Company with respect thereto and are not subject to personal liabilities solely by reason of being such holders (except to the extent that as a result of acquiring a substantial number of shares of Common Stock a holder may be subject to claims of personal liability as an affiliate or control person of the Company, as to which no representation is made hereby); and none of such shares have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company's Certificate of Incorporation, as amended, the Company's By-Laws, as amended, or any agreement or instrument to which the Company is a party or by which it is bound. The shares of Class A Common Stock offered by the Company and to be sold upon the exercise of the Rights or pursuant to this Agreement and the Other Purchasers Standby Purchase Agreements have been duly authorized and at the Closing Date, after payment therefor in accordance herewith or in accordance with the terms and conditions of the Rights (as the case may be), will be validly issued, fully paid and nonassessable and not subject to any Adverse Claim, with no personal liability attaching to the holder solely as a result of the ownership thereof (except to the extent that as a result of acquiring a substantial number of shares of Common Stock a holder may be subject to claims of personal liability as an affiliate or control person of the Company, as to which no representation is made hereby). Upon the issuance and delivery pursuant to this Agreement and the Rights Agent Agreement of the Shares to be sold by the Company, assuming that each of the Underwriters is a Bona Fide Purchaser, the Underwriters will acquire good and marketable title to the Shares free and clear of any liens, charges, claims, preemptive rights, encumbrances, pledges, security interests, defects or other like restrictions or like material equity of any kind whatsoever. The shares of Class A Common Stock offered by the Company and to be sold upon the exercise of the Rights or pursuant to this Agreement or the Other Purchasers Standby Purchase Agreements will conform to the description thereof contained in the Prospectus. There are no preemptive or other rights to subscribe for or to purchase nor any restriction upon the voting or transfer of, any Common Stock pursuant to the Company's Certificate of Incorporation or By-Laws, as each amended to date, or pursuant to any agreement among stockholders to which the Company is a party, by which it is bound or of which it has knowledge, and the Shares to be sold by the Company are not otherwise subject to any preemptive or other similar rights of any security holder except as disclosed in the Prospectus. The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Prospectus. Except as described in the Prospectus with respect to Common Stock that may be registered by the Company in a registration statement on Form S-8, no holders of any securities of the Company have the right to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company during a period commencing on the date the Registration Statement is declared effective by the Commission and ending 180 days following the Expiration Date or to require the Company to file a registration statement under the Act during such period. All of the (i) Rights and (ii) outstanding shares of Class A Common Stock and all of the shares of Class A Common Stock to be issued by the Company as contemplated herein have been approved for quotation upon notice of issuance on the Nasdaq National Market of the Nasdaq Stock Market;

               (ix) The consolidated financial statements and schedules of the Company included in the Registration Statement, the Prospectus and any amendment or supplement thereto fairly present the consolidated financial position and results of operations of the Company as of the dates and for the periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles, as in effect in the United States and as consistently applied throughout the periods involved and in accordance with the Rules and Regulations. The selected consolidated financial data set forth under the caption "SELECTED CONSOLIDATED FINANCIAL DATA" in the Prospectus fairly present, on the basis stated therein, the information included therein.
     The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company's internal accounting controls are designed to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended. Peat Marwick, whose reports are filed with the Commission as a part of the Registration Statement, are independent auditors as required by the Act and the Rules and Regulations. Since January 28, 1994, Peat Marwick has been the only public accountants engaged by the Company, and the Company has not had any Disagreement with Peat Marwick and has not experienced any Reportable Event since that date;

               (x) The Company and each of its subsidiaries have filed all federal, state, local and foreign tax returns that are required to be filed by them or have duly requested extensions thereof, except in any case in which the failure so to file, individually or in the aggregate, would not have a Material Adverse Effect. The Company and each of its subsidiaries have paid all taxes required to be paid by them and all other assessments, fines or penalties, if any, levied against any of them, to the extent that any of the foregoing are due and payable, except for (A) any such assessment, fine or penalty that is currently being contested in good faith or (B) any case in which the failure so to pay, individually or in the aggregate, would not have a Material Adverse Effect;

               (xi) No transfer tax, stamp duty or other similar tax is payable by or on behalf of the Underwriters in connection with the issuance by the Company, or the purchase by the Underwriters, of the Shares to be sold by the Company or any resales of such Shares by the Underwriters;

               (xii) The Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property stated in the Prospectus to be owned or leased by it, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other like restrictions or like equities of any kind whatsoever, other than (A) liens for taxes not yet due and payable, (B) liens as described or referred to in the Prospectus and (C) liens that are not material in amount in relation to the business of the Company and which do not interfere with the Offering;

               (xiii) Except as disclosed in the Prospectus, the Company and each of its subsidiaries own or possess adequate licenses or other rights, in each case free of fees, charges or royalties payable after the date hereof, to use the Intellectual Property, except where the lack thereof would not result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with (and does not know of any such infringement of or conflict with) rights or claims of others with respect to the Intellectual Property, any of the activities engaged in, or proposed to be engaged in, by the Company or any of its subsidiaries or any challenge to the ownership or right of the Company or any of its subsidiaries with respect to the Intellectual Property which could result in a Material Adverse Effect or which could have a material adverse effect on the development, marketing or sale of any of the Company's existing or contemplated products, services or processes as described in the Prospectus. None of the products, services or processes of the Company or any of its subsidiaries referred to in such Prospectus and relating to the business of the Company or any of its subsidiaries now operated or proposed to be operated by any of them as described in such Prospectus infringes or conflicts with any right or patent, or with any discovery, invention, product or process which is the subject of any patent application known to the Company, in a manner which would result in a Material Adverse Effect;

               (xiv) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged, and the Company has no reason to believe that it or any of its subsidiaries will not be able to renew its respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its respective business at a cost that would not result in a Material Adverse Effect;

               (xv) Neither the Company nor any of its subsidiaries is in breach of, or in default under, any term, covenant or provision of any license, permit, contract, indenture, mortgage, installment sale agreement, lease, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which it is a party or by which it may be bound or to which any of its property or assets (tangible or intangible) is subject or affected, except as disclosed in the Registration Statement and Prospectus and except as to defaults that (A) individually or in the aggregate would not have a Material Adverse Effect and (B) would not interfere with the Offering. Neither the Company nor any of its subsidiaries is in violation of any term or provision of its charter or bylaws, each as amended to date;

               (xvi) Other than as disclosed in the Prospectus, there is not pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries or involving the properties or business of the Company or any of its subsidiaries, (or, to the Company's knowledge, any circumstances that may give rise to the same), any action, suit, proceeding, investigation, litigation or governmental proceeding (including those having jurisdiction over environmental or similar matters), domestic or foreign, that (A) is required to be disclosed in the Registration Statement and is not so disclosed, (B) questions the validity of the capital stock of the Company or the validity or enforceability of this Agreement, (C) questions the validity of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, or (D) could materially adversely affect the present or prospective ability of the Company to perform its obligations under this Agreement or result in a Material Adverse Effect. Any such proceedings summarized in the Prospectus are accurately summarized in all material respects;

               (xvii) Subsequent to the respective dates as of which information is set forth in the Registration Statement and Prospectus, and except as may otherwise be indicated or contemplated herein or therein, neither the Company nor any of its subsidiaries has (A) issued any securities other than the Rights, the shares of Class A Common Stock to be sold by the Company upon the exercise of the Rights, the Shares to be sold by the Company pursuant to this Agreement and shares of Common Stock issuable upon the exercise of stock options disclosed in the Prospectus as outstanding as of the date hereof, (B) incurred any liability or obligation, direct or contingent, for borrowed money, (C) entered into any transaction other than in the ordinary course of business, (D) declared or paid any dividend or made any other distribution on or in respect of its capital stock, or (E) entered into any transactions with any affiliate, including, without limitation, the Selling Stockholders or their respective affiliates;

               (xviii) The Company and each of its subsidiaries have satisfactory employer-employee relationships with their respective employees. No labor or other dispute with the employees of the Company or any of its subsidiaries as a group exists, or, to the best knowledge of the Company, is imminent;

               (xix) Except as disclosed in the Registration Statement or the Prospectus, each employee benefit plan, within the meaning of Section 3(3) of ERISA that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

               (xx) The minutes books of the Company and each of its subsidiaries made available to Underwriters' Counsel, (A) contain minutes and consents from all meetings and actions of the Company's and each such subsidiary's stockholders, board of directors, and the committees of such board since the respective dates of organization of the Company and each of its subsidiaries and (B) reflect all transactions referred to in such minutes accurately in all material respects;

               (xxi) All agreements filed as exhibits to the Registration Statement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries may be bound or to which any of their respective assets, properties or businesses may be subject have been duly and validly authorized, executed and delivered by the Company or such subsidiary, as appropriate, and constitute the legal, valid and binding agreements of the Company, or such subsidiary, as appropriate, enforceable in accordance with their respective terms, subject in each case to the effect of general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity and except as rights to indemnity and contribution under this Agreement may be limited by applicable law, statutory duties or public policy. The descriptions in the Registration Statement, the Prospectus and any amendment or supplement thereto, of agreements, whether written or oral, and of other documents are accurate and fairly present the information required to be shown with respect thereto by Form S-1 under the Act. There are no agreements, whether written or oral, or other documents that are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement that are not described or filed as required;

               (xxii) Neither the Company nor any of its officers, directors, partners, or affiliates (within the meaning of the Rules and Regulations) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock or the Rights in violation of Rules 10b-6 or 10b-7 (or, any successor provisions, including Regulation M) under the Exchange Act;

               (xxiii) There are no claims, payments, issuances, arrangements or understandings for services in the nature of a finder's, advisory or origination fee or otherwise, either with respect to the sale of the shares of Class A Common Stock to be sold by the Company upon exercise of the Rights, the sale of the Shares hereunder or with respect to the proceeds received by the Company from such sales. Other than as reflected in this Agreement, there are no other arrangements, agreements, understandings, payments or issuances with respect to the Company or, to the Company's knowledge, any of its officers, directors, partners, or affiliates that may constitute "underwriter's compensation," as determined by the NASD;

               (xxiv) The Company has delivered or caused to be delivered to the Underwriters the Associated Person Lock-Ups;

               (xxv) All of the Rights have been duly authorized, and, when issued and distributed as set forth in the Prospectus, will be legally issued and valid and binding obligations of the Company having the rights summarized in the Prospectus; and none of such Rights will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company's Certificate of Incorporation, as amended, the Company's By-Laws, as amended, or any agreement or instrument to which the Company is a party or by which it is bound;

               (xxvi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus;

               (xxvii) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, partners, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Act to be described in the Registration Statement and the Prospectus which is not so described;

               (xxviii) The Company is not and, after giving effect to the Offering, will not be an "investment company" or entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act;

               (xxix) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba;

          (b) Each of the Selling Stockholders represent and warrant to and agree with the Underwriters as follows:

               (i) The Selling Stockholder has delivered certificates in negotiable form for the shares of Class A Common Stock to be sold by it upon the exercise of the Rights and pursuant to this Agreement to the Company to be placed in custody for delivery pursuant to the terms of the Rights Agent Agreement and this Agreement. The shares represented by the certificates so held in custody for the Selling Stockholder are subject to the interests hereunder of the Underwriters, the Company and the Rights Agent under the Rights Agent Agreement. The arrangements for custody and delivery of such certificates are, to the extent provided hereunder, irrevocable, and are not subject to termination by any acts of the Selling Stockholder, or by operation of law;

               (ii) The Selling Stockholder has the legal right and power to enter into this Agreement and to sell, transfer and deliver the Shares proposed to be sold by it hereunder and the shares of Class A Common Stock to be sold by it upon the exercise of the Rights. This Agreement has been duly authorized, executed and delivered by the Selling Stockholder and, assuming due execution and delivery by the other respective parties hereto, constitutes the legal, valid and binding obligation of the Selling Stockholder enforceable against the Selling Stockholder in accordance with its terms, subject to the effect of general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity, and except as rights of indemnity and contribution hereunder may be limited by applicable law, statutory duties or public policy;

               (iii) The execution and delivery of this Agreement and the performance by the Selling Stockholder of its obligations hereunder will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) any charter documents, including articles or certificate of incorporation or by-laws, of the Selling Stockholder, as amended to date, (B) any lease, permit, license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument to which the Selling Stockholder is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, except to the extent that any such conflict, breach, violation or default, individually or in the aggregate, does not and would not result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs, financial position, prospects, value, operation, properties, results of operation or business of the Selling Stockholder and does not and would not interfere with the Offering, or (C) any statute, judgment, decree, order, rule or regulation applicable to the Selling Stockholder or any of its activities or properties adopted or issued by any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Selling Stockholder or any of its activities or properties. No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Selling Stockholder of the transactions contemplated herein, except (A) such as may be required under the state securities or "Blue Sky" laws of any jurisdiction or as may be required by the by-laws of the NASD in connection with the purchase and distribution of the Shares by the Underwriters, (B) any filing of the Prospectus pursuant to Rule 424(b) or 430A of the Rules and Regulations and, if the Registration Statement has not been declared effective, an order of the Commission declaring the Registration Statement effective under the Act, and (C) such other approvals as have been obtained and remain in full force and effect;

               (iv) The Selling Stockholder has, and on the Closing Date will have, good and marketable title to the Shares proposed to be sold by the Selling Stockholder hereunder and the shares of Class A Common Stock to be sold upon the exercise of the Rights, and none of such shares will be subject to any Adverse Claim. Upon delivery of and payment for the Shares to be sold by the Selling Stockholder hereunder, assuming that each of the Underwriters is a Bona Fide Purchaser, the Underwriters will acquire good and marketable title thereto free and clear of any liens, charges, claims, preemptive rights, encumbrances, pledges, security interests, voting trusts, defects or other like restrictions or other like material equity of any kind whatsoever;

               (v) To the best knowledge of the Selling Stockholder, the Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any part thereof and, to the best knowledge of the Selling Stockholder, no proceedings for a stop order have been instituted or are pending or threatened. When any Preliminary Prospectus was filed with the Commission, it contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the Rules and Regulations except to the extent that such Preliminary Prospectus did not contain any such required statements, or did not so comply, in a manner corrected in the Prospectus. To the best knowledge of the Selling Stockholder, when the Registration Statement (or any amendment thereto) was (or is) declared effective, it (A) contained (or will contain) all statements required to be stated therein in accordance with, and complied in all material respects (or will comply in all material respects) with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. To the best knowledge of the Selling Stockholder, when the Prospectus or any amendment or supplement thereto is filed pursuant to Rule 424(b) (or, if the Prospectus or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Closing Date and any Option Closing Date, the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the Rules and Regulations and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (v) do not apply to the Provided Information;

               (vi) To the best knowledge of the Selling Stockholder, the descriptions in the Registration Statement, the Prospectus and any amendment or supplement thereto of agreements, whether written or oral, and of other documents are accurate and fairly present the information required to be shown with respect thereto by Form S-1 under the Act. To the best knowledge of the Selling Stockholder, there are no agreements, whether written or oral, or other documents that are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement that are not described or filed as required; and

               (vii) Neither the Selling Stockholder nor any of its officers, directors, or affiliates (within the meaning of the Rules and Regulations) has (a) made or caused to be effected any transaction, directly or indirectly, designed to or that has constituted or that might reasonably be expected to cause or result in stabilization of the price of the Class A Common Stock or the Rights, (b) taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in manipulation of the price of the Class A Common Stock or the Rights in violation of Rules 10b-6 or 10b-7 (or, any successor provision, including Regulation M) under the Exchange Act, or (c) failed to comply with the Act or the Rules and Regulations in order to effect the transactions contemplated hereby.

     3.   Purchase, Sale and Delivery of the Shares.
          -----------------------------------------

          (a) On the basis of the representations, warranties, covenants and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and the Company and the Selling Stockholders agree, severally and not jointly, to sell to the Underwriters, and the Underwriters agree severally and not jointly to purchase in the percentages set forth in Schedule B hereto, all of the Excess Unsubscribed Shares at a price of $_____ per share.

          (b) In addition, on the basis of the representations, warranties, covenants and agreements herein contained and upon not less than two business days' notice from the Underwriters, for a period of 20 days after the Expiration Date, the Company agrees to sell to the Underwriters all or part of up to 310,000 Option Shares at a purchase price of $_____ per share for the sole purpose of covering over-allotments that may be made in connection with the offering and distribution of the shares of Class A Common Stock and/or Excess Unsubscribed Shares. The Underwriters may exercise their option to purchase all or any portion of the Option Shares from the Company up to two times, provided
                                                                      --------
that the aggregate number of Option Shares purchased by the Underwriters shall not exceed 310,000. Delivery of the Option Shares shall be made concurrently with payment therefor. Option Shares may be purchased by the Underwriters only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the shares of Class A Common Stock and/or the Excess Unsubscribed Shares. No Option Shares shall be delivered unless the Excess Unsubscribed Shares (if any are purchased by the Underwriters) shall be simultaneously delivered or shall theretofore have been delivered as herein provided.

          (c) Payment of the respective aggregate purchase prices of the Excess Unsubscribed Shares purchased from the Company and the Selling Stockholders shall be made by the Underwriters on the Closing Date by wire transfer in same day funds, payable to or upon the order of the Company and the Selling Stockholders at the offices of Tucker Anthony Incorporated, One Beacon Street, Boston, Massachusetts 02108, or at such other place as shall be agreed upon by the Underwriters and the Company, upon delivery of certificates (in form and substance satisfactory to the Underwriters) representing the Excess Unsubscribed Shares to the Underwriters. Delivery and payment for the Excess Unsubscribed Shares shall be made at the Closing. In addition, in the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Shares shall be made at the above mentioned office or at such other place as shall be agreed upon by the Underwriters and the Company, on each Option Closing Date as specified in the notice from the Underwriters to the Company. Certificates for the Excess Unsubscribed Shares and the Option Shares, if any, shall be in definitive, fully registered form, shall bear no restrictive legends and shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days prior to the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Excess Unsubscribed Shares and the Option Shares, if any, shall be made available to the Underwriters at such office or such other place as the Underwriters may designate for inspection, checking and packaging not later than 9:30 a.m., New York City time, on the last business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.

          (d) Delivery of certificates representing the shares of Class A Common Stock to be sold pursuant to the exercise of the Rights, and the payment of the subscription price therefor to the Company and the Selling Stockholders, shall be made at the Closing on the Closing Date pursuant to the Rights Agent Agreement, irrespective of whether or not any Excess Unsubscribed Shares are to be purchased by the Underwriters at such Closing.

     4.   Public Offering of the Excess Unsubscribed Shares.
          -------------------------------------------------

          As soon after the Registration Statement becomes effective as the Underwriters deem advisable, the Underwriters shall make the Offering.

     5.   Registration of Common Stock in Certain States.
          ----------------------------------------------

          (a) On the basis of the representations, warranties and covenants herein contained, but subject to the terms and conditions herein set forth, the Underwriters will act (or at their expense, will cause another broker-dealer registered in such state to act) as the agent of the Company and the Selling Stockholders to effect the offering of the Rights and the sale of the shares of Class A Common Stock upon exercise thereof or pursuant to the Other Purchasers Standby Purchase Agreements in the states of Connecticut, Florida, Nebraska, Nevada, New Hampshire and New York, such states being those states in which applicable state law requires that a registered broker-dealer effect the offering of the Rights or the shares of Class A Common Stock purchasable upon exercise thereof or pursuant to the Other Purchasers Standby Purchase Agreements. The Underwriters may delegate their obligations under the immediately preceding sentence through another registered broker-dealer satisfactory to them in states where the Underwriters are not registered as such. The Underwriters shall not be liable under this Section 5(a), except for gross negligence, lack of good faith and for their obligations expressly assumed hereunder.

          (b) The Company will deliver to the Underwriters, on or before the day the Registration Statement becomes effective, a "Blue Sky Memorandum" (herein so called), prepared by Morgan, Lewis

& Bockius LLP relating to the securities or Blue Sky laws of any jurisdictions in which the transfer of the Rights or the offer and sale of the Class A Common Stock is required to be qualified or registered, which will set forth the circumstances under which said transfer or offers and sales may be made and advising that the appropriate action, if any, will be taken in each of such jurisdictions so as to permit the transfer of the Rights and the offer and sale of the Class A Common Stock (whether upon or in connection with the exercise of Rights, as part of the public offering of the Shares by the Underwriters or pursuant to the Other Purchasers Standby Purchase Agreements) to the persons resident in the jurisdictions indicated in such survey. Such Blue Sky Memorandum may be based upon qualification of the Rights and the Class A Common Stock as necessary with appropriate persons in such jurisdictions and an examination of the statutes and regulations, if any, of such jurisdictions as reported in standard compilations and upon interpretive advice obtained from representatives of certain securities commissions and such local counsel as may be necessary. Such Blue Sky Memorandum will be furnished only for the Underwriters' general information and guidance rather than as an opinion of counsel with regard to the laws of the jurisdictions referred to therein.


     6.   Covenants of the Company and the Selling Stockholders.
          -----------------------------------------------------

          (a) The Company covenants and agrees with the Underwriters as follows:

               (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement, and any amendments thereto, to become effective as promptly as possible. Unless required by law, the Company will not file with the Commission the prospectus or amendment referred to in the second sentence of Section 1(a)(i) hereof, any amendment or supplement to such prospectus, any amendment to the Registration Statement, or any document under the Exchange Act before termination of the offering of the Shares by the Underwriters of which the Underwriters shall not previously have been advised and furnished with a copy, or to which the Underwriters shall have reasonably objected by notice to the Company in writing after having been provided a copy thereof, or which is not in compliance with the Act, the Exchange Act or the Rules and Regulations. During the time when a prospectus relating to the Shares is required to be delivered under the Act, the Company will comply with all requirements imposed upon it by the Act and the Rules and Regulations to the extent necessary to permit the continuance of sales of or dealings in the Shares in accordance with the provisions hereof and of the Prospectus, as amended or supplemented. The Company will prepare and file with the Commission, promptly upon the reasonable request by the Underwriters or Underwriters' Counsel, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by the Underwriters, and will use its best efforts to cause the same to be filed with the Commission as promptly as possible;

               (ii) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Underwriters, with a confirmation in writing, of (A) the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (D) the receipt of any comments from the Commission, and (E) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;

               (iii) If required, the Company will file the Prospectus and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rule 424(b) and Rule 430A(a)(3) of the Rules and Regulations;

               (iv) The Company will arrange for the qualification of the shares of Class A Common Stock for offering and sale under the securities or "Blue Sky" laws of such jurisdictions in which recipients of Rights and the Other Purchasers are resident and such jurisdictions as the Underwriters may reasonably designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the shares of Class A Common Stock, provided, however, that in connection
                                         --------  -------
     therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction;

               (v) If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which, in the opinion of the Company or counsel for the Company, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is otherwise necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Company will promptly notify the Underwriters thereof and, subject to Section 6(a)(i) hereof, prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance. If, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event occurs as a result of which, in the opinion of the Underwriters or Underwriters' Counsel, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Underwriters will promptly notify the Company thereof and the Company will, subject to Section 6(a)(i) hereof, prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance. The Company will furnish to the Underwriters and dealers (whose names and addresses shall be furnished to the Company by the Underwriters) to which Shares may have been sold on behalf of the Underwriters and to any other dealers upon request, a reasonable number of copies of any amendment or supplement prepared pursuant to this paragraph
     (v);

               (vi) The Company will furnish to each of the Underwriters and to Underwriters' Counsel, without charge, a signed copy of the registration statement originally filed with respect to the Shares and each amendment thereto. So long as the Underwriters or any dealer is required by the Act or the Rules and Regulations to deliver a prospectus, the Company will also furnish as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request. The Company will provide to the Underwriters a copy of the report on Form SR filed by the Company pursuant to Rule 463 of the Rules and Regulations;

               (vii) As soon as practicable after the effective date of the Registration Statement, the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Underwriters an earnings statement that will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations;

               (viii) For a period of five years following the date hereof, the Company will furnish to its stockholders, as soon as practicable, annual reports (including financial statements audited by independent public accountants) and will deliver to the Underwriters unaudited quarterly reports of earnings (through delivery of the Company's quarterly reports filed with the Commission on Form 10-Q or Form 10QSB) and the following:

                    (A) concurrently with furnishing quarterly reports, if any, to the stockholders, statements of income of the Company for each quarter in the form furnished to the Company's stockholders;

                    (B) concurrently with furnishing such annual reports to its stockholders, a balance sheet of the Company as at the end of the preceding fiscal year, together with statements of operations, stockholders equity, and cash flows of the Company for such fiscal year, accompanied by a copy of the certificate thereon of independent public accountants;

                    (C) as soon as they are available, copies of all reports (financial or other) mailed to its stockholders;

                    (D) as soon as they are available, copies of all reports (other than preliminary proxy materials) and financial statements furnished to or filed with the Commission, the NASD or Nasdaq which are available to the public;

                    (E) as soon as they are available every press release and every material news item or article of interest to the financial community in respect of the Company or its affairs that is released or prepared by the Company; and

                    (F) any additional information of a public nature concerning the Company that the Underwriters may reasonably request from time to time;

               (ix) The Company will maintain a Transfer Agent and Registrar for the Common Stock. Effective as of the Closing Date, the Company will cause the Transfer Agent for the Common Stock to make appropriate "stop transfer" restrictions in its records relating to the certificates representing all shares of Common Stock subject to restrictions under the agreements described in Sections 2(a)(xxiv), 2(b)(i) and 6(b)(i) hereof;

               (x) During the period commencing on the date the Registration Statement is declared effective by the Commission and ending 180 days after the Expiration Date, the Company, will not, without the prior written consent of the Underwriters, (A) directly or indirectly, transfer, sell, offer for sale, contract for sale, grant any option for the sale of, or otherwise dispose of (or announce any transfer, sale, offer for sale, contract for sale, grant of any option for sale of, or other disposition
     of) any shares of Common Stock, or other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (except as contemplated by this Agreement) or (B) file any registration statement relating to any such securities with the Commission or any other authority except as contemplated herein, provided, however, that (1) the Company may
                                    --------  -------
     grant or issue securities pursuant to any employee stock option plan or stock purchase plan or outstanding stock options described in the Prospectus and, commencing after the Closing Date, may file a registration statement on Form S-8 with respect to such plans and (2) the Company may issue Class A Common Stock, or other securities convertible into, or exercisable or exchangeable for shares of Class A Common Stock, as consideration for any acquisition by the Company so long as the party being issued such securities signs an agreement, acceptable in form and substance to the Underwriters, that such party will not transfer, sell, offer for sale, contract to sell or otherwise dispose of any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock owned by such party or with respect to which such party has the power of disposition during a period commencing on the date of issuance of such securities and ending 180 days following the Expiration Date;

               (xi) The Company will apply the net proceeds from the sale of the Class A Common Stock sold by it in the manner set forth under "USE OF PROCEEDS" in the Prospectus. Except as described in the Prospectus, no portion of the net proceeds will be used directly or indirectly to acquire any securities issued by the Company;

               (xii) The Company will furnish to the Underwriters as early as practicable prior to each of the date hereof, the Closing Date and each Option Closing Date, if any, but no later than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company (which in each case shall not be earlier than the last day of the preceding month, unless such month-end shall be less than three business days prior to the date such statements are to be delivered) that have been read by the

     Company's independent public accountants, as stated in their letters to be furnished pursuant to Section 8(i) hereof;

               (xiii) The Company will cause the Shares and the Rights to be approved for quotation on the Nasdaq National Market and will use its reasonable efforts to maintain such approvals;

               (xiv) The Company will file and cause to become effective prior to the Closing Date a registration statement with respect to the Class A Common Stock pursuant to Section 12(g) of the Exchange Act and will use its best efforts to maintain such registration;

               (xv) The Company will apply the net proceeds from the sale of the shares of Class A Common Stock sold by it and conduct its operations in a manner that will not subject it to registration as an investment company under the Investment Company Act of 1940, as amended; and

               (xvi) The Company will furnish, without charge, to the Underwriters and Underwriters' counsel within four months of the Closing Date such number of closing binders as the Underwriters and Underwriters' counsel may reasonably request.

          (b) Each Selling Stockholder covenants and agrees with the Underwriters as follows:

               (i) During the period commencing on the date the Registration Statement is declared effective by the Commission and ending 180 days after the Expiration Date, the Selling Stockholder will not, without the prior written consent of the Underwriters, directly or indirectly, transfer, sell, offer for sale, contract for sale, grant any option for the sale of or otherwise dispose of any shares of Common Stock or other securities convertible into, or exercisable or exchangeable for, shares of Common Stock except (A) as contemplated in this Agreement or (B) pursuant to grants or sales of such shares to employees of the Selling Stockholder or its subsidiaries, provided that such transferees agree to be bound by the restrictions contained in this paragraph; and

               (ii) The Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriters of the Shares to be purchased by the Underwriters from Safeguard.

          (c) The Company and the Selling Stockholders covenant and agree with each other and covenant and agree with the Underwriters that the 300,000 Other Purchasers Standby Shares to be sold and the 291,000 shares of Class A Common Stock that are expected to be sold to the Musser Group upon exercise of the Musser Rights shall be deemed to be sold by the Company.

     7.   Payment of Expenses; Fees.
          -------------------------

          (a) As compensation to the Underwriters for their services in connection with the transactions contemplated by this Agreement and their commitment hereunder, the Company and the Selling Stockholders hereby agree, jointly and severally, to pay to the Underwriters, by wire transfer, on the sixth business day following the Expiration Date, an amount equal to the sum of
(i) 3% of the Exercise Price of each share of Class A Common Stock subject to Rights, and (ii) an additional fee of 4% of the Exercise Price of each share (other than the Option Shares) purchased by the Underwriters pursuant to Section 3(a) of this Agreement or upon the exercise of Rights by the Underwriters if such Rights were purchased by the Underwriters at a time when the Class A Common Stock was trading (on a "when-issued" basis) at a per share price of less than the Exercise Price or with the prior acknowledgement of Safeguard that the Underwriters would be entitled to receive such compensation pursuant to the exercise of such Rights. As compensation to the Underwriters for their commitment hereunder, the Company hereby agrees to pay the Underwriters, by wire transfer, on each Option Closing Date an amount equal to 7% of the Exercise Price for each Option Share purchased on such date by the Underwriters. As additional compensation to the Underwriters for their commitment hereunder, the Company shall reimburse the Underwriters, by wire transfer on the sixth business day following the Expiration Date, for a non-accountable expense allowance of
(i) $125,000 if, on the Expiration Date, the closing price for the Class A Common Stock was trading (on a "when-issued" basis) at a per share price of less than $10.00, (ii) $50,000 if, on the Expiration Date, the closing price for the Class A Common Stock was trading (on a "when-issued basis) at a per share price between $10.00 and $12.00 or (iii) no expense allowance if, on the Expiration Date, the closing price for the Class A Common Stock was trading (on a "when-issued" basis) at a per share price greater than $12.00.

          (b) The Company hereby agrees to pay all expenses and fees incident to the performance of the obligations by the Company and the Selling Stockholders under this Agreement, including all expenses and fees of the Company and the Selling Stockholders incurred in connection with or by (i) the engagement of accountants, counsel for the Company, counsel for Safeguard, the Rights Agent and the Transfer Agent and Registrar for the Common Stock, (ii) preparation, duplication, printing, filing and distribution of the registration statement originally filed with respect to the Shares and any amendments thereto, any Preliminary Prospectus and the Prospectus and any amendments and supplements thereto and related documents used in connection with the Offering, including in each case the cost of all copies supplied to the

Underwriters in quantities as hereinabove stated, (iii) the printing, engraving, issuance and delivery of certificates representing the Rights and the Shares,
(iv) the qualification of the Shares under state securities or "Blue Sky" laws, including filing fees, costs of printing and mailing of a "Preliminary Blue Sky Memorandum" and "Final Blue Sky Memorandum" and disbursements and fees of Underwriters' Counsel in connection with the review of such materials (which shall be paid at the Closing), (v) the approval of the Class A Common Stock and Rights for quotation on the Nasdaq National Market, (vi) the filing fees of the Underwriters in connection with any filings required to be made with the NASD and (vii) travel and out of pocket expenses of the Company and Safeguard in connection with meetings with prospective investors in the Shares (other than such expenses as shall have been specifically approved in writing by the Underwriters to be paid for by the Underwriters), and (viii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors.

          (c) If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 8, Sections 12(a)(vii) or (a)(viii), or Section 13, the Company hereby agrees to reimburse and indemnify the Underwriters for all of their reasonable accountable out-of-pocket expenses, including the reasonable fees and disbursements of Underwriters' Counsel and any of the state securities, "Blue Sky" and NASD fees and expenses identified in Sections 7(b)(iv) and 7(b)(vi) above, that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

     8.   Conditions of the Underwriters' Obligations.
          -------------------------------------------

          The obligations of the Underwriters to purchase and pay for the Shares shall be subject, in their sole discretion, to the accuracy of the representations and warranties of the Company and the Selling Stockholders herein as of the date hereof and as of the Closing Date, as if they had been made on and as of the Closing Date, to the accuracy on and as of the Closing Date of the statements of the officers of the Company and the Selling Stockholders made in certificates delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders on and as of the Closing Date of their respective covenants and obligations hereunder, and to the following further conditions:

          (a) If the Registration Statement or any amendment thereto filed prior to the Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment shall have been declared effective not later than the first full business day next following the date hereof or such later date and time as shall have been consented to in writing by the Underwriters. If required, the Prospectus shall have been timely filed with the Commission in accordance with Rule 424(b) of the Rules and Regulations. If required, any amendment or supplement to the Prospectus shall have been filed in accordance with Rule 424(c) under the Act. No stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Selling Stockholders, or the Underwriters, shall be contemplated by the Commission. The Company shall have complied, to the reasonable satisfaction of the Underwriters and Underwriters' Counsel, with any request of the Commission for additional information (to be included in the Registration Statement, the Prospectus or otherwise).

          (b) The Underwriters shall not have advised the Company or the Selling Stockholders that, in the opinion of the Underwriters or Underwriters' Counsel,
(i) the Registration Statement, or any amendment thereto, includes an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the Prospectus, or any amendment or supplement thereto, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (c) The Underwriters shall have received from Underwriters' Counsel an opinion dated the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement, the Prospectus and such other related matters as the Underwriters reasonably may request. Underwriters' Counsel shall have received from the Company and the Selling Stockholders such papers and information as they may request to enable them to review or pass upon such matters or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties, or covenants of the Company or the Selling Stockholders contained herein.

          (d) The Underwriters shall have received from Gordon & Glickson P.C., counsel to the Company, an opinion, on or prior to the date Rights certificates and Prospectuses are first mailed to Safeguard Shareholders and on the Closing Date, dated the respective dates thereof and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

               (i) The Company and each of its subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of their respective jurisdictions of organization and are duly qualified to transact business as foreign corporations and are in good standing in each jurisdiction in which the Company has represented to such counsel that they conduct business;

               (ii) The Company and each of its subsidiaries have all requisite corporate power and authority necessary or required to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement and the Prospectus;

               (iii) The Company has all requisite power and authority (corporate and other) to enter into this Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement and to consummate the transactions provided for herein and therein; and this Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement have each been duly authorized, executed and delivered by the Company. Each of this Agreement, assuming due authorization, execution and delivery by the Underwriters and the Selling Stockholders, and each of the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement, assuming due authorization, execution and delivery by the parties thereto other than the Company, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting creditors' rights generally or by general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity, and except as rights to indemnity and contribution hereunder may be limited by applicable law, statutory duties or public policy (provided that as of the first date of the opinion only, such opinion need not express any opinion set forth above with respect to the Other Purchaser Standby Purchase Agreements that have not theretofore been executed and delivered). The Company's execution and delivery of this Agreement, the Other Purchasers Standby Purchase Agreements and the Rights Agent Agreement, its performance of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any liens, charges, claims, encumbrances, pledges, security interests, defects or other like restrictions or equities of any kind whatsoever upon, any right, property or asset (tangible or intangible) of the Company or any of its subsidiaries pursuant to the terms of (A) the charter or bylaws, each as amended through the date of the opinion, of the Company and each of its subsidiaries, (B) any material lease, permit, license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which any of them is or may be bound or to which any of their respective properties or assets (tangible or intangible) is or may be subject, or any indebtedness, except that such counsel need not express an opinion with respect to any violation based upon any covenant of a financial or numerical nature or that requires arithmetic computation and such counsel has not otherwise known of or had reason to expect the occurrence of such default, or (C) to the knowledge of Company counsel, any statute, rule, regulation, judgment, decree or order applicable to the Company or any of its subsidiaries or any of their respective activities or properties adopted or issued by an arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including those having jurisdiction over environmental or similar matters), domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their respective activities or properties (other than such as may be required under state securities or "Blue Sky" laws and such as may be required by the by-laws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters);

               (iv) No consent, approval, authorization or order of, or filing with, any governmental agency or body or, to such counsel's knowledge, any court is required in connection with the issuance of the shares of Class A Common Stock to be sold by the Company, the Company's performance of its obligations hereunder, the Offering, or the consummation by the Company of the other transactions contemplated hereby, except such as may be required under the state securities or "Blue Sky" laws of any jurisdiction or as may be required by the by-laws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters and except such other approvals as have been obtained and remain in full force and effect. Upon the effectiveness of the Registration Statement, the Class A Common Stock will be registered pursuant to Section 12(g) of the Exchange Act, and will be included in the Nasdaq National Market;

               (v) At the date or dates indicated in the Prospectus, the authorized, issued and outstanding capital stock of the Company was as set forth therein, and conformed as to legal matters, to the extent that it constitutes matters of law or legal conclusions, to the description thereof contained therein under the captions "CAPITALIZATION" and "DESCRIPTION OF CAPITAL STOCK." All of the issued shares of Common Stock of the Company (including the Shares sold by the Selling Stockholders) have been duly authorized and validly issued, and are fully paid and non-assessable; the holders thereof are not subject to personal liabilities solely by reason of holding such shares; and none of such shares have been issued in violation of the preemptive rights of any security holders of the Company known to Company counsel. The

     Shares to be sold by the Company have been duly authorized and, when paid for in accordance herewith, will be validly issued, fully paid and non-assessable, and with no personal liability resulting solely from the ownership thereof. Upon the issuance and delivery pursuant to this Agreement of the Shares to be sold by the Company to the Underwriters, assuming the Underwriters do not have knowledge of any Adverse Claim, the Underwriters will acquire good and marketable title to such Shares free and clear of any liens, charges, claims, encumbrances, pledges, security interests, defects or other like restrictions or like equities of any kind whatsoever. Except as described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's Certificate of Incorporation or By-Laws, each as amended to date, or pursuant to any agreement among stockholders to which the Company is a party or of which it has knowledge, and the Shares to be sold by the Company are not subject to any preemptive or other similar rights of any security holder. The Company is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement and as described in the Prospectus. Except as described in the Prospectus with respect to stock options (and shares issuable upon exercise thereof) that may be registered by the Company in a registration statement on Form S-8, no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company which are exercisable for or convertible or exchangeable for securities of the Company have the right (which has not been waived) to include any securities issued by the Company in the Registration Statement or any registration statement to be filed by the Company within the period commencing on the date the Registration Statement is declared effective by the Commission and ending 180 days after the Expiration Date or to require the Company to file a registration statement under the Act during such period. Based on the form of specimen certificate filed as an exhibit to the Registration Statement, the certificates representing the Shares are in due and proper form;

               (vi) The Registration Statement has become effective under the Act. Any required filing of the Prospectus pursuant to Rule 424(b) and 430A(a)(3) of the Rules and Regulations has been made in accordance with the time period required thereby. To such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or threatened, by the Commission;

               (vii) At the time the Registration Statement was declared effective by the Commission, the Registration Statement and the Prospectus and any amendment or supplement thereto (other than the financial statements, and notes thereto, the financial schedules, and the other financial and statistical data included in the Registration Statement or the Prospectus or omitted therefrom, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Act and the Rules and Regulations;

               (viii) Such counsel has reviewed all contracts and other documents referred to in the Registration Statement and the Prospectus, and the summaries of and other disclosures regarding such contracts and other documents included in the Registration Statement and the Prospectus fairly present the information required to be shown with respect thereto. To such counsel's knowledge, there are no contracts or other documents of a character required to be filed as exhibits to the Registration Statement or required to be described in the Registration Statement or the Prospectus that were not filed or disclosed as required;

               (ix) To such counsel's knowledge, there is not pending or threatened or contemplated against the Company, or involving the properties or business of the Company, any action, suit, proceeding, inquiry, investigation, litigation or governmental proceeding (including those having jurisdiction over environmental or similar matters), domestic or foreign, that (A) is required to be disclosed in the Registration Statement and is not so disclosed, (B) questions the validity of the capital stock of the Company or the validity or enforceability of this Agreement, (C) questions the validity of any action taken or to be taken by the Company pursuant to or in connection with this Agreement, or (D) could materially adversely effect the present or prospective ability of the Company to perform its obligations under this Agreement or result in a Material Adverse Effect;

               (x) The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act, nor, by receipt of the proceeds from its sale by it of the Shares pursuant to this Agreement, will the Company become or be deemed to be an "investment company" under such Act;

               (xi) No transfer taxes are required to be paid in connection with the sale and delivery of the Class A Common Stock by the Company to the Underwriters hereunder;

               (xii) The certificates evidencing the Rights to be distributed to the Safeguard Shareholders and the shares of

     Class A Common Stock to be delivered hereunder are in due and proper form under Delaware law; and

               (xiii) All of the Rights have been duly authorized and validly issued, and, when issued and distributed as set forth in the Prospectus, will be legally issued and valid and binding obligations of the Company having the rights summarized in the Prospectus; and none of such Rights will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company's Certificate of Incorporation, as amended, the Company's By-Laws, as amended, or any agreement or instrument to which the Company is a party or by which it is bound.

               In addition, such opinion shall contain statements substantially to the following effect:

                    In the course of the preparation by the Company and its
               counsel of the Registration Statement and the Prospectus, such counsel attended conferences with certain of the officers of, and the independent public accountants for, the Company, at which the Registration Statement and the Prospectus were discussed (some of which were attended by representatives of the Underwriters). Between the date of effectiveness of the Registration Statement and the Closing Date, such counsel attended (if applicable) additional conferences with certain of the officers of, and the independent public accountants for, the Company, at which the contents of the Registration Statement and the Prospectus were discussed. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (other than as set forth in the first sentence of paragraph (v) and as set forth in paragraph (viii) above). Subject to the foregoing and on the basis of the information such counsel gained in the performance of the services referred to above, including information obtained from officers and other representatives of the Company, no facts have come to such counsel's attention that cause such counsel to believe (except that such counsel need not express any opinion or belief with respect to the financial statements, schedule and the notes thereto and other financial and statistical data included therein, or with respect to the tax opinion of Morgan, Lewis & Bockius, LLP contained in the Prospectus under the caption "THE OFFERING--Federal Income Tax Consequences") that (y) the Registration Statement, at the time it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (z) the Prospectus, as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               In rendering such opinions, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates and written statements of the Company or responsible officers of the Company and certificates or other written statements of officers of departments of various jurisdictions having custody of docu ments respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be
         --------
delivered to Underwriters' Counsel if required.

               References to the Prospectus and Registration Statement in this
Section 8(d) shall include any amendment or supplement thereto at the date of such opinion.

          (e) The Underwriters shall have received from Morgan, Lewis and Bockius LLP, counsel to the Selling Stockholders, an opinion, on or prior to the date Rights certificates and Prospectuses are first mailed to Safeguard Shareholders and on the Closing Date, dated the respective dates thereof and in form and substance satisfactory to Underwriters' Counsel, to the effect that:

               (i) Each Selling Stockholder has the legal right and power to enter into this Agreement and to sell, transfer and deliver hereunder the Shares proposed to be sold by it hereunder. This Agreement has been duly authorized by each Selling Stockholder, has been duly executed and delivered by or on behalf of each Selling Stockholder and constitutes the legal, valid, and binding obligations of each Selling Stockholder enforceable against each Selling Stockholder in accordance with its respective terms, subject to the effect of general principles of equity (including standards of materiality, good faith, fair dealing and reasonableness) whether applied by a court of law or equity and except as rights to indemnity and contribution hereunder or thereunder may be limited by applicable law, statutory duties or public policy;

               (ii) The execution and delivery of this Agreement, the performance by each Selling Stockholder of its obligations hereunder will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (A) the charter documents, including articles or certificate of incorporation or by-Laws, of any Selling Stockholder, as amended through the date of the opinion, (B) any lease, permit, license, contract, indenture, mortgage, deed of trust, voting trust agreement, stockholders agreement, note, loan or credit agreement or any other agreement or instrument, known to such counsel, to which any Selling Stockholder is a party or by which it is or may be bound or to which any of its properties or assets (tangible or intangible) is or may be subject, or any indebtedness, except to the extent that any such conflict, breach, violation or default, individually or in the aggregate, does not and would not result in a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs, financial position, prospects, value, operation, properties, results of operation or business of each Selling Stockholder and does not and would not interfere with the Offering (as defined in Section 1 hereof), or (C) any statute, judgment, decree, order, rule or regulation, known to such counsel, applicable to each Selling Stockholder or any of its activities or properties adopted or issued by any arbitrator, court, regulatory body or administrative agency or other governmental agency or body (including those having jurisdiction over environmental or similar matters), having jurisdiction over each Selling Stockholder or any of its activities or properties, in each case except where such breach, violation or default would not (i) affect the enforceability of this Agreement, (ii) affect the Offering or the sale of the Class A Common Stock contemplated hereby, or (iii) have a material impact, financial or otherwise, on any Selling Stockholder or any of its subsidiaries. To such counsel's knowledge, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by any Selling Stockholder of the transactions contemplated herein, except such as may be required under the state securities or "Blue Sky" laws of any jurisdiction or as may be required by the by-laws and rules of the NASD in connection with the purchase and distribution of the Shares by the Underwriters and except such other approvals as have been obtained and remain in full force and effect;

               (iii) To such counsel's knowledge, each Selling Stockholder has title to the Shares proposed to be sold by each Selling Stockholder hereunder free of any adverse claims and upon delivery of and payment for such Shares hereunder, assuming that each Underwriter is a Bona Fide Purchaser, the Underwriters will acquire title thereto, free and clear of all liens, encumbrances, equities, claims, restrictions, security interests, preemptive rights, voting trusts, adverse claims or other defects of title whatsoever; and

               (iv) The descriptions in the Registration Statement, the Prospectus and any amendment or supplement thereto of agreements, whether written or oral, and of other documents to which each Selling Stockholder or any of its affiliates (other than the Company or any of its subsidiaries) is a party, are accurate and fairly present the information required to be shown with respect thereto by Form S-1 under the Act. There are no agreements, whether written or oral, or other documents to which each Selling Stockholder or any of its affiliates (other than the Company or any of its subsidiaries) is a party, which, to the knowledge of such counsel, exist that are required by the Act or the Rules and Regulations to be described in the Registration Statement or filed as exhibits to the Registration Statement that are not described or filed as required.

               In addition, such opinion shall contain statements substantially to the following effect:

                    In the course of the preparation by the Company and its
               counsel of the Registration Statement and the Prospectus, such counsel attended conferences with certain of the officers of, and the independent public accountants for, the Company, at which the Registration Statement and the Prospectus were discussed.
               Between the date of effectiveness of the Registration Statement and the Closing Date, such counsel attended additional conferences with certain of the officers of, and the independent public accountants for, the Company, at which the contents of the Registration Statement and the Prospectus were discussed. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus. Subject to the foregoing and on the basis of the information such counsel gained in the performance of the services referred to above, including information obtained from officers and other representatives of the Company and each Selling Stockholder no facts have come to such counsel's attention that cause such counsel to believe that
               (x) the Registration Statement, at the time it was declared effective by the Commission, contained an untrue statement of a material fact or omitted to state a material fact relating to

               Safeguard or any of its affiliates (other than the Company) required to be stated therein or necessary to make the statements therein not misleading or (y) the Prospectus, as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact relating to Safeguard or any of its affiliates (other than the Company) required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          The Underwriters are entitled to rely on the opinion of such firm, filed as an exhibit to the Registration Statement, as to the matters discussed in the Prospectus under the heading "THE OFFERING -- Federal Income Tax Consequences" in the Prospectus.

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates and written statements of responsible officers of the Company and each Selling Stockholder, as appropriate, and certificates or other written statements of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of each Selling Stockholder, provided that
                                                                  --------
copies of any such statements or certificates shall be delivered to Underwriters' Counsel if requested.

          (f) The Underwriters shall have received a certificate, dated the Closing Date, of the Company signed by each of the President and Chief Executive Officer and the Senior Vice President and Chief Financial and Administrative Officer of the Company to the effect that each of such officers has carefully examined the Registration Statement, the Prospectus and this Agreement and, to his best knowledge, that:

               (i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Closing Date, and the Company has complied in all material respects with all agreements and covenants and satisfied all conditions contained in this Agreement on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or are pending or, to the best of such officers' knowledge, are contemplated or threatened by the Commission; and

               (iii) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) there has been no material adverse change, or development involving a prospective material adverse change (including a change in management or control of the Company), in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its subsidiaries, on a consolidated basis, except in each case as described in or contemplated by the Prospectus; (B) neither the Company nor any of its subsidiaries has entered into any transactions not in the ordinary course of business; (C) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, other than as disclosed in the Registration Statement and the Prospectus; (D) neither the Company nor any of its subsidiaries has sustained a loss material to the Company and its subsidiaries on a consolidated basis, by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or from any legal or governmental proceeding; (E) no action, suit or proceeding, at law or in equity, is pending or, to the knowledge of such officer, threatened against the Company or any of its subsidiaries or affecting any of their respective properties or businesses before or by any court or federal, state or foreign commission, board or other administrative agency that (1) alleges that the conduct of such business as currently conducted or as proposed to be conducted infringes on any trademarks, service marks, copyrights, service names, trade names, patents or patent applications currently held by any third party and (2) if decided unfavorably may have a Material Adverse Effect; and (F) there has not occurred any other event required to be set forth in the Prospectus that has not been so set forth.

          Except as otherwise provided in clause (iii)(A) above, references to the Prospectus and Registration Statement in this Section 8(e) shall include any amendment or supplement thereto at the date of such opinion.

          (g) The Underwriters shall have received a certificate, dated the Closing Date, of each of the Chairman and the Vice President and General Counsel of each Selling Stockholder or other principal officer, as appropriate, to the effect that such officers have carefully examined the Registration Statement, the Prospectus and this Agreement and that the representations and warranties of each Selling Stockholder in this Agreement are true and correct on and as of the Closing Date, and that each Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.

          (h) The Underwriters shall have received from Peat Marwick letters dated, respectively, the date hereof and the Closing Date, in form and substance satisfactory to the

Underwriters and Underwriters' Counsel, with respect to matters set forth below:

               (i) confirming that they are and were independent public accountants with respect to the Company within the meaning of the Act and the Rules and Regulations;

               (ii) stating that it is their opinion that the audited financial statements and schedules examined by them and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations;

               (iii) stating that, on the basis of certain procedures which included a reading of the latest available unaudited interim consolidated financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of meetings and actions of the stockholders and board of directors and the various committees of the board of directors of the Company, inquiries of officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing came to their attention that caused them to believe that (A) the unaudited consolidated financial statements, if any, and schedules of the Company included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the consolidated audited financial statements of the Company included in the Registration Statement and the Prospectus, (B) at a specified date not more than five days prior to the date of such letter, there was any change in the capital stock or consolidated long-term debt of the Company, or any decrease in the consolidated stockholders' equity, or net current assets of the Company, in each case, as compared with amounts shown in the March 31, 1996 consolidated balance sheet included in the Registration Statement and the Prospectus, except for changes set forth in such letter, and
          (C) during the period from March 31, 1996 to such specified date, there was any decrease in consolidated revenues, income before income taxes, or net income, or any decrease in net income per common share of the Company, in each case as compared with the corresponding period beginning April 1, 1995 except for changes set forth in such letter;

               (iv) stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement; and

               (v) statements as to such other matters incident to the transaction contemplated hereby as the Underwriters may reasonably request.

          In the event that either of the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition of the obligations of the Underwriters that (A) such letter shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Underwriters deem such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the Underwriters, make it impractical or inadvisable to proceed with the purchase and delivery of the Shares as contemplated by the registration statement originally filed with respect to the Shares, as amended as of the date hereof.

          References to the Registration Statement and the Prospectus in this
Section 8(h) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

          (i) The Associated Person Lock-Ups with respect to each person listed on Schedule A annexed hereto and the Musser Lock-Up shall be in full force and effect.

          (j) The outstanding shares of Class A Common Stock and the shares of Class A Common Stock to be issued by the Company as contemplated by this Agreement shall have been approved for quotation on the Nasdaq National Market (upon notice of issuance in the case of the latter shares).

          (k) No order suspending the sale of the Shares in any jurisdiction designated by the Underwriters pursuant to Section 6(a)(iv) hereof shall be in effect on the Closing Date and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated.

          (l) The Other Purchasers and the Company shall have entered into the Other Purchasers Standby Purchase Agreements, copies of the same shall have been delivered to the Underwriters at least ten days prior to the Closing Date and the sale of the 300,000 shares of Class A Common Stock constituting the Other Purchasers Standby Shares to the Other Purchasers pursuant to the Other Purchasers Standby Purchase Agreements shall have been consummated at a per share purchase price of not less than $_____.

          (m) The Musser Group shall have exercised all of the Rights distributed to it and purchased 291,000 shares of Class A Common Stock in connection therewith.

          (n) On or prior to the date that Rights certificates are first mailed to Safeguard Shareholders and on the Closing Date, dated the respective dates thereof and in form and substance satisfactory to Underwriters' counsel, the Company and the Selling Stockholders shall furnish to the Underwriters such information, certificates and documents as either of the Underwriters may reasonably request.

          If any condition of the Underwriters' obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, the Underwriters may terminate this Agreement or, if the Underwriters so elect, they may waive any such conditions that have not been fulfilled or extend the time for their fulfillment; provided, however, that if the Underwriters waive the fulfillment
             --------  -------
of Section 8(l) hereof due to the failure of the Company to sell all of the Other Purchasers Standby Shares, the Underwriters agree to purchase, at a price of $_____ per share, all of the Other Purchasers Standby Shares that have not been sold pursuant to the Other Purchasers Standby Purchase Agreements as well as all other Shares required to be purchased by the Underwriters pursuant to this Agreement. In the event the Underwriters so elect to terminate this Agreement, all Rights and the Other Purchasers Standby Purchase Agreements shall become immediately null and void and the Company shall cause the Escrow Agent under the Rights Agent Agreement to promptly return to the subscribers any payments received by the Escrow Agent in respect of the exercise price relating thereto. All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Underwriters and Underwriters' Counsel. The Company shall furnish to the Underwriters such conformed copies of such opinions, certificates, letters and documents in such quantities as the Underwriters and Underwriters' Counsel shall reasonably request.

          The obligations of the Underwriters to purchase and pay for any Option Shares after having exercised an option set forth in Section 3(b) hereof shall be subject, in its discretion, to each of the foregoing conditions of this
Section 8 to purchase the Excess

Unsubscribed Shares, with all references to the Excess Unsubscribed Shares and the Closing Date being deemed to refer to such Option Shares and the related Option Closing Date, respectively.

     9.   Indemnification.
          ---------------

          (a) The Company and each of the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each of the Underwriters and each person, if any, who is a Controlling Person with respect to either of the Underwriters, against any and all losses, claims, damages, expenses and liabilities, joint or several (and actions in respect thereof), whatsoever (including any and all reasonable expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), as such are incurred, (i) to which the Underwriters or such Controlling Person may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented) or (B) in any application or other document or written communication (in this Section 9 collectively called "Application") executed by the Company or the Selling Stockholders or based upon written information furnished by the Company or the Selling Stockholders in any jurisdiction in order to qualify the Class A Common Stock under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Nasdaq National Market or any other securities exchange, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, unless such statement or omission was made in reliance upon, and in strict conformity with, the Provided Information or (ii) to which the Underwriters or such Controlling Person may become liable to any party which relate to, or arise out of, the Underwriters' or such Controlling Person's consummation of the transactions contemplated hereby or the Underwriters' or such Controlling Person's role in connection herewith (including without limitation as a result of any breach of any representation or warranty made by the Company or the Selling Stockholders); provided, however, that neither the Company nor the Selling Stockholders shall be responsible for any losses, claims, damages, expenses or liabilities that are finally judicially determined to have resulted primarily from the gross negligence or intentional or reckless misconduct of the Underwriters or such Controlling Person. The indemnity agreement contained in this subsection (a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriters and such Controlling Person with respect to a person asserting any such losses, claims, damages, liabilities or expenses who purchased the Shares if at or prior to the written confirmation of the sale of such Shares a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement contained in, or omission of a material fact from, such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). The indemnity agreements in this subsection (a) shall be in addition to any liability that the Company or the Selling Stockholders may have at common law or otherwise.

          (b) The Underwriters agree to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, the Selling Stockholders and each other Controlling Person, if any, who controls the Company or the Selling Stockholders, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to the Underwriters but only with respect to statements made in, or omissions from, any Preliminary Prospectus, the Registration Statement or Prospectus or any amendment thereof or supplement thereto or in any Application made in reliance upon, and in strict conformity with, the Provided Information.

          (c) Promptly after receipt by any indemnified party or parties under this Section 9 of notice of the commencement of any action, suit or proceeding, such indemnified party shall, if a claim in respect thereof is to be made against one or more indemnifying parties under this Section 9, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party or parties shall not relieve it from any liability that it may have under this Section 9 except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have otherwise). In case any such action is brought against any indemnified party or parties, and it notifies the indemnifying party or parties of the commencement thereof, the indemnifying party or parties will be entitled to participate therein, and to the extent it may elect, by written notice delivered to the indemnified party or parties promptly after receiving the aforesaid notice from such indemnified party or parties, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party or parties. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action within a reasonable time after notice to the indemnifying party or parties of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of one additional counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. Anything in this Section 9 to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; provided, however,
                                                          --------  -------
that such consent was not unreasonably withheld.

          (d) In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes claim for indemnification pursuant to this Section 9, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Section 9 provide for indemnification in such case, or (ii) contribution under the Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or action in respect thereof) (A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the offering of the Shares or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where either the Company and/or the Selling Stockholders are the contributing parties and the Underwriters are the indemnified parties, the relative benefits received by the Company and/or the Selling Stockholders, on the one hand (treated collectively as one person for this purpose), and the Underwriters, on the other, shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares and the Shares of Class A Common Stock sold upon exercise of the Rights (net of underwriting discounts and other commissions paid to the Underwriters but before deducting the other expenses incurred by the Company and the Selling Stockholders in connection with the sale of the Shares) bear to the total underwriting discounts and other commissions received by the

Underwriters hereunder, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company and the Selling Stockholders (treated collectively as one person for this purpose) or by the Underwriters, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this Section 9(d) shall be deemed to include any legal or other expense reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 9(d) the Underwriters shall not be required to contribute any amount in excess of the underwriting discount and other commissions applicable to the Shares purchased by the Underwriters hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls the Company or the Selling Stockholders within the meaning of the Act, each officer of the Company who has signed the Registration Statement, and each director of the Company shall have the same rights to contribution as the Company and the Selling Stockholders, subject in each case to this Section 9(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this Section 9(d), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this Section 9(d), but only to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

     10.  Representations and Agreements to Survive Delivery.
          --------------------------------------------------

     All representations, warranties, agreements and covenants contained in this Agreement or contained in certificates of each of the officers of the Company or of each Selling Stockholder submitted pursuant hereto, shall be deemed to be representations, warranties, agreements and covenants at the Closing Date and the Option Closing Date, as the case may be, and such representations, warranties, agreements and covenants of the Underwriters, the Company and each Selling Stockholder, and the indemnity agreements contained in Section 9 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters, the Company and each Selling Stockholder or any Controlling Person, and shall survive termination of this Agreement or the issuance and delivery of the Shares to the Underwriters, provided that to the extent any such
                                            --------
representations, warranties, agreements or covenants are expressly waived in writing by the Underwriters, the survival of the same shall be as set forth in such waiver, or, if not so set forth, as provided in this Section 10.

     11.  Effective Date.
          --------------

          This Agreement shall become effective at 9:00 a.m., Boston time, on the next full business day following the date hereof or upon the commencement of the rights offering, whichever is earlier; provided, however, that the
                                           --------  -------
provisions of Sections 6, 7, 9, 10 and 12 of this Agreement shall at all times be effective.

     12.  Termination.
          -----------

          (a) Subject to subsection (c) of this Section 12, the Underwriters shall have the right to terminate this Agreement (i) if any calamitous domestic or international event or act or occurrence has disrupted or, in the Underwriters' opinion, will in the immediate future materially disrupt, the general securities market in the United States; (ii) if trading in the Class A Common Stock (on a when-issued basis) shall have been suspended by the Commission or the Nasdaq National Market; (iii) if trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or in the over-the-counter market shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required on the over-the-counter market by the NASD or by order of the Commission or any other government authority having jurisdiction; (iv) if the United States shall have become involved in a war or major hostilities which, in the Underwriters' opinion, will affect the general securities market in the United States; (v) if a banking moratorium has been declared by an Illinois, Massachusetts, New York, Pennsylvania or federal authority; (vi) if a moratorium in foreign exchange trading has been declared; (vii) if the Company shall have sustained a loss material to the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or any legal or governmental proceeding; (viii) if there shall have been such material adverse change, or any development involving a prospective material adverse change (including a change in management or control of the Company) in the condition (financial or otherwise), business prospects, net worth or results of operations of the Company since December 31, 1996 or (ix) on any date commencing on the date hereof and ending on the Closing Date, if there shall be such material adverse market conditions (whether occurring suddenly or gradually between the date hereof and the Closing Date) affecting the markets generally or technology issues particularly as in the Underwriters' reasonable judgment would make it inadvisable to proceed with the offering, sale or delivery of the Shares.

          (b) If the Underwriters elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 12, they shall so notify the Company on the same day as such election is made by telephone or telegram, confirmed by letter.

          (c) Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement (including pursuant to Section 13 hereof), and whether or not this Agreement is otherwise carried out, the provisions of Section 7 and Section 9 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

     13.  Default by the Company or the Selling Stockholders.
          --------------------------------------------------

     If the Company or the Selling Stockholders shall fail to sell and deliver to the Underwriters the Excess Unsubscribed Shares to be sold and delivered by the Company or the Selling Stockholders at the Closing Date or the Option Shares to be sold and delivered by the Company at any Option Closing Date under the terms of this Agreement, then the Underwriters may at their option, by written notice to the Company and the Selling Stockholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party other than pursuant to Section 12 or (b) purchase the Shares which the Company and the Selling Stockholders have agreed to sell and deliver in accordance with the terms hereof. In the event of a failure of the Selling Stockholders to sell and deliver as referred to in this Section, either the Underwriters or the Company shall have the right to postpone the Closing Date or the Option Closing Date, as the case may be, for a period not exceeding seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, as may be effected. No action taken pursuant to this Section shall relieve the Company or the Selling Stockholders from liability in respect of such default.

     14.  Notices.
          -------

     All notices and communications hereunder may be mailed or transmitted by any standard form of telecommunication and, except as herein otherwise specifically provided, shall be in writing and shall be deemed to have been duly given when delivered to a notice party hereto at the address specified herein or at the address subsequently communicated in writing by the notice parties.

Notices to the Underwriters shall be directed to the Underwriters in care of Tucker Anthony Incorporated, One Beacon Street, Boston, Massachusetts 02108,
Attention: Corporate Finance Department, and Robert W. Baird & Co., Incorporated, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202-5391,
Attention: Dominick P. Zarcone, with a copy to Drinker Biddle & Reath, 1000 Westlakes Drive, Suite 300, Five Westlakes, Berwyn, Pennsylvania, 19132,
Attention: Robert H. Strouse, Esq. Notices to the Company shall be directed to the address of the Company as set forth on the facing page to the Registration Statement, with a copy to Gordon & Glickson P.C., 444 North Michigan Avenue, Suite 3600, Chicago, Illinois, 60611-3903, Attention: Scott L. Glickson, Esq. Notices to the Selling Stockholders shall be directed to Safeguard Scientifics, Inc., 800 Safeguard Building, 435 Devon Park Drive, Wayne, Pennsylvania 1987,
Attention: James A. Ounsworth, Esq., with a copy to Morgan, Lewis and Bockius LLP, 2000 One Logan Square, Philadelphia, Pennsylvania 19103, Attention: N. Jeffrey Klauder, Esq. In each case a party may change its address for notice hereunder by a written communication to the other parties.

     15.  Parties.
          -------

     This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company, and the Selling Stockholders and the Controlling Persons, directors and officers or general partners referred to in
Section 9 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. No purchaser of Shares from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

     16.  Construction.
          ------------

     This Agreement shall be governed by the laws of the State of New York without giving effect to the choice of law or conflict of laws principles thereof. The word "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

     17.  Counterparts.
          ------------

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to be one and the same instrument.

     18.  Entire Agreement.
          ----------------

     This Agreement contains the entire agreement between parties hereto in connection with the subject matter hereof.

     If the foregoing correctly sets forth the understanding among the Underwriters, the Company and the Selling Stockholders, please so indicate in the space provided below for that purpose, thereupon this letter shall constitute a binding agreement among us.

                                    Very truly yours,


                                    DIAMOND TECHNOLOGY PARTNERS INCORPORATED


                                    By:___________________________
                                       Name:
                                       Title:



                                    SAFEGUARD SCIENTIFICS, INC.


                                    By:___________________________
                                       Name:
                                       Title:



                                    TECHNOLOGY LEADERS L.P.


                                    By:___________________________
                                       Name:
                                       Title:


                                    CIP CAPITAL L.P.


                                    By:___________________________
                                       Name:
                                       Title:



                                    CompuCom Systems, Inc.


                                    By:___________________________
                                       Name:
                                       Title:

                                    CAMBRIDGE TECHNOLOGY PARTNERS
                                    INC.


                                    By:___________________________
                                       Name:
                                       Title:

Confirmed and accepted
as of the date first
above written:

TUCKER ANTHONY INCORPORATED         ROBERT W. BAIRD & CO. INCORPORATED



By:____________________________     By:___________________________
     Name:                                    Name:
     Title:                                   Title:

                                                                      Schedule A



Name
----

Anthony L. Abbatista
Edward R. Anderson
Tim Andrews
Michael J. Beller
Melvyn E. Bergstein
Laura M. Bestor
Robert E. Bloyd
Karl E. Bupp
CIP Capital L.P.
Donald R. Caldwell
Cambridge Technology Partners (Massachusetts) Inc.
Paul Carroll
CompuCom Systems, Inc.
Michael J. Connolly
Ronald V. Couglin
Robert Michael DeCuyper
James P. Dooley
William H. Economos
Craig D. Elderkin
Elwood G. Forsythe
Adam J. Gutstein
Carl J. Hugener
Alan Kay
Jay R. Kingley
Chapman H. Kistler
John D. Loewenberg
Charles Brent Lohrmann
Michael J. Martinez
Alan A. Matsumura
Dr. James V. McGee
Michael E. Mikolajczyk
Christopher J. Moffitt
Chunka Mui
Peer H. Munck
Warren V. Musser (and, his assignees, if any)
James W. Niland
Jeffrey R. Opie
Michael J. Palmer
Claire M. Parker
Bruce R. Quade
David M. Rappaport
Timothy J. Rohner
Scott Rupple
Safeguard Scientifics, Inc.
Mark E. Siefertson
Kierk E. Siefkas

Martha J. Silva
James C. Spira
Steven Steinberg
Technology Leaders L.P.
Technology Leaders Offshore C.V.
Alan J. Weyl

                                                                      Schedule B



Name of Underwriters                % of Underwriter Shares
--------------------                -----------------------

Tucker Anthony Incorporated                   50%

Robert W. Baird & Co. Incorporated            50%